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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Stockholders of CD&L, Inc.:


We consent to the incorporation by reference in Registration Statement Nos. 333-3321, 333-3323 and 333-47357 Form S-8 of our report dated March 26, 2004
(April 14, 2004 as to Notes 8 and 14), relating to the consolidated financial statements and financial statement schedule of CD&L, Inc. as of December 31, 2003 and for the years ended December 31, 2003 and 2002, appearing in this Annual Report on Form 10-K of CD&L, Inc. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP


New York, New York
April 13, 2005